ASSIGNMENT AND ASSUMPTION OF SALE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS ASSIGNMENT AND ASSUMPTION OF SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Assignment”) is entered into as of November 20, 2007, by and between TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Assignor”), and NNN HEALTHCARE/OFFICE REIT TUCSON MEDICAL OFFICE, LLC, a Delaware limited liability company (“Assignee”), with reference to the following Recitals:

R E C I T A L S

A. Assignor, as “Buyer,” and 2001 W. Orange Grove Road, LLC, an Arizona limited liability company, PVP Investments, LLC, a Delaware limited liability company, WRM Investments, LLC, an Arizona limited liability company, and EDI Baptist, LLC, an Arizona limited liability company (collectively, “Desert Life Seller”), and WRM Investments, LLC, an Arizona limited liability company, and SOD Investments, LLC, an Arizona limited liability company (collectively, "La Cholla Seller”), collectively, as “Seller,” entered into that certain Sale Agreement and Escrow Instructions dated October 19, 2007, as amended by (i) that certain Amendment to Purchase Contract dated October 31, 2007, and (ii) that certain Second Amendment to Sale Agreement and Escrow Instructions dated November 2, 2007 (collectively, and as may be further amended, the "Purchase Agreement”) wherein Assignor agreed to purchase the “Real Property” (as defined in the Purchase Agreement).

B. To facilitate a 1031 tax deferred exchange, La Cholla Seller conveyed all of its right, title and interest in, to and under the Ground Lease (as defined in the Purchase Agreement) and La Cholla Seller granted, bargained and sold all of La Cholla Seller’s interest in all improvements and fixtures located on the Land (as defined in the Purchase Agreement) and owned by La Cholla Seller to WRM Investments, LLC, an Arizona limited liability company, WRM La Cholla Investments, LLC, an Arizona limited liability company, and SOD Investments, LLC, an Arizona limited liability company, as assignee, pursuant to that certain Assignment and Assumption of Ground Lease and Grant, Bargain and Sale of Improvements dated November      , 2007, recorded in the Official Records of Pima County, Arizona, on November      , 2007, at Docket      , Page      .

C. Assignor desires to assign and transfer to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, claim and interest in, to and under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

A G R E E M E N T

1. Assignment; Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest as “Buyer” or otherwise in, to and under the Purchase Agreement. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement from and after the date hereof.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:	TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company
	By:	/s/ Jeff Hanson Name: Jeff Hanson Title: Chief Investment Officer
ASSIGNEE:	NNN HEALTHCARE/OFFICE REIT
TUCSON MEDICAL OFFICE, LLC,
a Delaware limited liability company
	By:	/s/ Shannon K S Johnson

Authorized Signatory